UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55617	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sponsor Funding Agreement

On November 1, 2023, SmartStop REIT Advisors, LLC (“SRA”), an indirect subsidiary of SmartStop Self Storage REIT, Inc. (the “Company”), entered into a sponsor funding agreement (the “Sponsor Funding Agreement”) with Strategic Storage Trust VI, Inc. (“SST VI”) and Strategic Storage Operating Partnership VI, L.P. (“SST VI OP”), in connection with certain changes to the public offering of SST VI (the “SST VI Offering”).

Pursuant to the Sponsor Funding Agreement, SRA, as sponsor of the SST VI Offering, has agreed to fund the payment of (i) the upfront 3% sales commission for the sale of shares of SST VI’s Class Y common stock (the “Class Y Shares”) sold in the SST VI Offering, (ii) the upfront 3% dealer manager fee for the Class Y Shares sold in the SST VI Offering, and (iii) the estimated 1% organization and offering expenses for the sale of Class Y Shares and shares of SST VI’s Class Z common stock (the “Class Z Shares”) sold in the SST VI Offering. SRA also agreed to reimburse SST VI in cash to cover the dilution from certain one-time stock dividends which will be issued by SST VI to existing stockholders in connection with the sponsor funding changes to the SST VI Offering, which reimbursement is estimated to be approximately $6.0 million.

In consideration for SRA providing the funding for the front-end sales load and the cash to cover the dilution from the stock dividends described above, SST VI OP will issue a number of Series C Subordinated Convertible Units of limited partnership interest in SST VI OP (the “Series C Units”) to SRA equal to the dollar amount of such funding divided by the then-current offering price for the Class Y Shares and Class Z Shares sold in the SST VI Offering, which will initially be $9.30 per share. Pursuant to the Sponsor Funding Agreement, SRA will reimburse SST VI monthly for the applicable front-end sales load it has agreed to fund, and SST VI OP will issue the Series C Units on a monthly basis upon such reimbursement. The Sponsor Funding Agreement will terminate immediately upon the date that SST VI ceases to offer the Class Y Shares and Class Z Shares in the SST VI Offering.

Amendment No. 3 to SST VI OP Agreement

On November 1, 2023, SRA entered into Amendment No. 3 to the Second Amended and Restated Limited Partnership Agreement of SST VI OP (“Amendment No. 3 to the SST VI Operating Partnership Agreement”) with SST VI and SST VI OP containing, among other things, the terms of the Series C Units. The Series C Units shall initially have no distribution, liquidation, voting, or other rights to participate in SST VI OP unless and until such Series C Units are converted into Class A Units of SST VI OP. The Series C Units shall automatically convert into Class A Units on a one-to-one basis upon SST VI’s disclosure of an estimated net asset value per share equal to at least $10.00 per share for each class of SST VI shares of common stock, including the Class Y Shares and Class Z Shares, calculated net of the value of the Series C Units to be converted. Such Class A Units have distribution, liquidation, and certain limited voting rights.

The foregoing summaries of the Sponsor Funding Agreement and Amendment No. 3 to the SST VI Operating Partnership Agreement do not purport to be complete and are qualified in their entirety by reference to the Sponsor Funding Agreement and Amendment No. 3 to the SST VI Operating Partnership Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sponsor Funding Agreement, dated as of November 1, 2023

10.2	Amendment No. 3 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P., dated as of November 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: November 1, 2023	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer

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